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EXHIBIT 23.1

CONSENT OF CROWE CHIZEK AND COMPANY LLC

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 (File No. 333-113525) and related Prospectus of MainSource Financial Group, Inc. and to the inclusion therein of our report dated January 30, 2004, except for Note 28 with respect to the subsequent event, as to which the date is March 15, 2004, on the consolidated financial statements of MainSource Financial Group, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

/s/ Crowe Chizek and Company LLC
Indianapolis, Indiana April 20, 2004

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  EXHIBIT 23.1
CONSENT OF CROWE CHIZEK AND COMPANY LLC